Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement on Form S-8 (Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan and (ii) Registration Statement on Form S-8 (No. 333-48391) and related Prospectus pertaining to the Valhi, Inc. 1997 Long-Term Incentive Plan, of our reports dated March 30, 2005, except for the restatement discussed in Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of Management's Report On Internal Control Over Financial Reporting, as to which the date is December 23, 2005, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Valhi, Inc., which appear in this Annual Report on Form 10-K/A.




                                                   PricewaterhouseCoopers LLP


Dallas, Texas
December 23, 2005